Exhibit 99.1

FOR IMMEDIATE RELEASE

07-08
Quanta Contacts:	InfraSource Contacts:
James Haddox, CFO	John Curran
Reba Reid	610-480-8000
713-629-7600	Mahmoud Siddig
212-889-4350
QUANTA SERVICES AND INFRASOURCE SERVICES
ANNOUNCE EARLY TERMINATION OF HSR WAITING PERIOD
IN CONNECTION WITH MERGER
HOUSTON, TX and MEDIA, PA – May 7, 2007 – Quanta Services, Inc. (NYSE: PWR) and InfraSource Services, Inc. (NYSE: IFS) today announced that the Federal Trade Commission (FTC) and the United States Department of Justice have granted early termination of the mandatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed acquisition of InfraSource by Quanta.
“We are pleased to receive notification of early termination from the FTC,” said John R. Colson, chairman and chief executive officer of Quanta Services. “This clears the path, from an antitrust standpoint, for us to move forward with securing stockholder approval and closing the transaction in the third quarter.”
As previously announced on March 19, 2007, Quanta and InfraSource entered into a definitive merger agreement under which Quanta will acquire InfraSource in an all-stock transaction valued at approximately $1.26 billion as of the date of announcement. The transaction remains subject to the approval of Quanta’s and InfraSource’s stockholders, as well as the satisfaction of other previously disclosed closing conditions. Quanta and InfraSource expect the merger to be completed during the third quarter of 2007.
About Quanta Services, Inc.
Quanta Services, Inc. (NYSE: PWR) is a leading provider of specialized contracting services, delivering end-to-end network solutions for the electric power, gas, telecommunications and cable television industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.
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About InfraSource Services, Inc.
InfraSource Services, Inc. (NYSE: IFS) is a specialty contractor servicing utility transmission and distribution infrastructure in the United States. InfraSource designs, builds and maintains transmission and distribution networks for utilities, power producers and industrial customers.
Additional Information Regarding the Proposed Acquisition
Quanta filed a registration statement on Form S-4, including a joint proxy statement/prospectus, with the Securities and Exchange Commission (“SEC”) on April 20, 2007 to register the shares to be issued in connection with the merger and to obtain approval of the merger by Quanta and InfraSource stockholders. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY THE FINAL JOINT PROXY STATEMENT/PROSPECTUS WHEN THE SEC DECLARES IT EFFECTIVE, AS IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain free copies of the joint proxy statement/prospectus, as well as other filings of Quanta and InfraSource, at the SEC’s Internet site (http://www.sec.gov).
The joint proxy statement/prospectus and such other documents (relating to Quanta) may also be obtained free from Quanta’s website at www.quantaservices.com or from Quanta by directing a request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056.
The joint proxy statement/prospectus and such other documents (relating to InfraSource) may also be obtained free from InfraSource’s website at www.infrasourceinc.com or from InfraSource by directing a request to General Counsel, InfraSource Services, Inc., 100 West Sixth Street, Suite 300, Media, Pennsylvania 19063.
Participants in the Solicitation
Quanta, InfraSource and their respective directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Quanta’s and InfraSource’s stockholders in connection with the acquisition. Information about Quanta, InfraSource and their respective directors and executive officers and such parties’ ownership of Quanta or InfraSource securities will be contained in the joint proxy statement/prospectus.
Forward-Looking Statements
     Statements in this press release regarding the proposed transaction between Quanta and InfraSource, including the expected timing for completion of the transaction, (other than historical facts) are forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a variety of risks and uncertainties, many of which are difficult to predict or outside Quanta’s and InfraSource’s control, which could cause actual results to differ materially from such statements. These assumptions, risks and uncertainties include, among other things, the possibility that the pending acquisition of InfraSource may not close on the terms or timetable described in this release, or at all, as a result of the failure to satisfy the closing conditions of the pending merger as contemplated by the merger agreement, including the failure to obtain stockholder or regulatory approvals, or otherwise. These forward-looking statements are also affected by the risk factors, forward-looking statements and assumptions, challenges and uncertainties described in the joint proxy statement/prospectus filed by Quanta and InfraSource and in Quanta’s and InfraSouce’s other filings with the SEC, which are available free of charge on the SEC’s web site at http://www.sec.gov and through Quanta’s and InfraSource’s websites at www.quantaservices.com and www.infrasourceinc.com, respectively. Quanta and InfraSource expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
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